Exhibit 99.1

Lee Iacocca & Associates

September 12, 2013

Andre Hilliou

Full House Resorts, Inc.

4670 S. Fort Apache Road, Suite 190

Las Vegas, NV 89147

Dear Andre:

Some months back we discussed my impending desire to resign from The Board of Directors of Full House Resorts, Inc.

I will be celebrating my 89th birthday and have decided to reduce some of my business activities and enjoy spending more time with my children and grandchildren.

Effective September 30th, I am resigning from the Board of Directors of Full House Resorts, Inc. I have enjoyed my business association with you and your team over the years and wish you all continued success in the business activities of Full House Resorts, Inc.

With warmest regards,

/s/ Lee Iacocca

Lee Iacocca

LI/ns

Cc:	Mark Miller, Chief Operating Officer
Elaine L. Guidroz, Secretary/General Counsel

190 North Canon Drive, Suite 306

Beverly Hills, California 90210

Phone: (310) 247-1352    Fax: (310) 247-8206

lai@iacoccaassociates.com